Nicor Gas Company
Form 10-Q
Exhibit 10.5
AMENDMENT NO. 3 TO THE INTERIM COOPERATIVE AGREEMENT

On this 25th day of April 2001, Commonwealth Edison Company and Northern Illinois Gas Company (individually or collectively “Utility(ies)”) hereby modify their Interim Cooperative Agreement dated October 28, 1993 including amendments thereto (“Agreement”), by entering into this Amendment No. 3 (“Amendment”) to the Agreement:

WHEREAS, each of the Utilities is named as a defendant in litigation currently pending in the Circuit Court of Cook County, Illinois, captioned Roberson v. Commonwealth Edison Company, et al., Case No. 00 L 4360, filed April 20, 1999, and Rutledge v. Commonwealth Edison Company, et al., Case No. 00 L 11290, filed October 2, 2000, (individually or collectively the “Action(s)”), alleging personal injury and/or property damage caused by conditions existing or having existed at the former manufactured gas plant site bounded by Taylor Street, Lombard Street, Harvard Avenue, and Garfield Avenue in Oak Park, Illinois, now known as Barrie Park;

WHEREAS, the Barrie Park site is on the Site List, which is Attachment A to the Agreement and is subject to the Agreement;

WHEREAS, without admitting any liability, the Utilities have determined that it is in their mutual best interests to delay commencement of litigation of claims which either Utility may bring against the other Utility arising from the Actions, including but not limited to claims for contribution and indemnity (“Potential Utility Claims”), or to resolve such Potential Utility Claims;

NOW THEREFORE, based on the covenants and mutual promises contained herein, it is hereby agreed by and between each Utility, pursuant to Section 16 of the Agreement, that the Agreement is modified as follows:

1. Applicability. This Amendment applies to all Potential Utility Claims of either Utility which relate to the Actions and which have not been time barred prior to the effective date of this Amendment.

2. Shared Costs

2.1. The cost of any settlement and the cost of any judgment entered against either or both of the Utilities in the Actions will be Shared Costs under the Agreement and will be subject to all of the provisions of the Agreement, except as otherwise provided in this Amendment.

2.2 Section 2.2 of the Agreement is amended by adding the following to the end of Section 2.2(d) prior to the semicolon: “or by Amendment No. 3.”

3. Preservation of Potential Utility Claims

3.1 Neither Utility shall commence litigation, whether by crossclaim or counterclaim in either Action or in a separate civil action, against the other Utility regarding Potential Utility Claims until and unless the Agreement is terminated pursuant to Section 14 of the Agreement.

3.2 Any statute of limitation or repose is tolled for Potential Utility Claims that either Utility may have against the other Utility until the Agreement is terminated pursuant to Section 14 of the Agreement.

3.3 Any finding of fact, conclusion of law, determination of liability, including any determination as to the relative fault or percent allocation of liability, and/or judgment in either Action shall not have any effect, whether by res judicata, collateral estoppel, or similar theories, in any proceeding between the Utilities, including but not limited to, any arbitration under the Agreement or in any litigation between the Utilities.

4. Settlement. The Utilities agree to cooperate in any efforts to settle the Actions. The Utilities agree that they will not settle either Action without mutual agreement between the Utilities unless the Agreement is terminated pursuant to Section 14 of the Agreement.

5. Reservation of Rights. This Amendment shall not constitute nor be interpreted, construed, or used as evidence of any admission of liability, law or fact, or a waiver of any right or defense.

6. Authorization. Each of the signatories represents that he or she is fully authorized to enter into the terms and conditions of, and to execute this Amendment on his/her own behalf or on behalf of their respective client.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8. Effective Date. This Amendment is effective as of April 20, 2001.

Dated: _________________         Party: ____Northern Illinois Gas Company________

By: _______Russ M. Strobel_______________________________________________
(Signature)
_____Russ M. Strobel, Senior V.P. & General Counsel_____________________
(Name and Title)

Dated: ___4-26-01_______         Party: ___Commonwealth Edison Company_______

By: ________Rebecca J. Lauer_____________________________________________
(Signature)

______Rebecca J. Lauer, Vice President and General Counsel_______________
(Name and Title)